                                                                  Exhibit 5(a)
LOGO

Minnesota Power/30 west superior street/duluth, minnesota 55802/telephone
                218-723-3964
       Philip R. Halverson - vice president, general counsel and secretary


                                        October 4, 1996



     Minnesota Power & Light Company
     30 West Superior Street
     Duluth, Minnesota  55802

     Ladies and Gentlemen:

                  With reference to the Registration Statement on Form S-3 to be filed on or about the date hereof with the Securities and Exchange Commission by Minnesota Power & Light Company (Company) under the Securities Act of 1933, as amended, with respect to 473,006 shares, without par value, of the Company's Common Stock (Stock) and the Preferred Share Purchase Rights attached thereto (Rights) (the Stock and the Rights being collectively referred to herein as the "Shares") which were issued in connection with the Agreement and Plan of Reorganization dated as of September 5, 1996, by and among the Company, Alamo Auto Auction, Inc., Alamo Auto Auction Houston, Inc., and C.O. Massey, F.L. Massey and B. J. McCombs (collectively, the Selling Shareholders), I am of the opinion that:

           1. The Company is a corporation validly organized and existing under the laws of the State of Minnesota.

           2. The issuance and sale of said Stock to the Selling Shareholders was authorized by the Minnesota Public Utilities Commission.

           3. Said Stock has been validly issued in accordance with the laws of the State of Minnesota and is fully paid and nonassessable.

           4. Said Rights have been validly issued in accordance with the Rights Agreement, dated as of July 24, 1996, between the Company and the Corporate Secretary of the Company, as Rights Agent.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of my name therein.


                                        Very truly yours,

                                        Philip R. Halverson

                                        Philip R. Halverson


                                                        ALWAYS AT YOUR SERVICE